Exhibit 99.1
NATIONWIDE HEALTH PROPERTIES, INC.
REPORTS 2010 THIRD QUARTER RESULTS
•	Adjusted Diluted FFO and FFO per Share Increased 17.9% and 5.4%, Respectively, Over Third Quarter 2009
•	Completed $98 Million of Investments in the Third Quarter of 2010 and $676 Million Year to Date
•	Commenced $53 Million Development Project with PMB
•	Increased Quarterly Dividend to $0.47 Per Share
•	Raising FFO Guidance on the High End of the Range by $0.03 per Share to $2.28
NEWPORT BEACH, CA, — (Marketwire — November 8, 2010) — Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the third quarter ended September 30, 2010. Contemporaneously with this press release, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 with the Securities and Exchange Commission.
“Our third quarter results reflect year to date investments of $676 million, and our pipeline is robust. Compared to the third quarter of 2009, revenue is up 17.6%, adjusted diluted FFO per share is up 5.4% and adjusted diluted FAD per share is up 5.5%. As a result, and for the third consecutive quarter, NHP’s Board of Directors increased our quarterly dividend by $0.01 to $0.47 per share,” commented Douglas M. Pasquale, NHP’s Chairman and Chief Executive Officer. “Our liquidity position remains strong with $116 million in cash and the full complement of our $700 million credit facility at our disposal. Our credit statistics are outstanding, and our diluted FAD payout ratio and FAD coverage are among the strongest in the sector at 79% and 1.26x, respectively,” Mr. Pasquale added.

THIRD QUARTER 2010 RESULTS OF OPERATIONS
The following table presents selected unaudited financial information for the third quarter and nine months ended September 30, 2010 as compared to the same periods of 2009:
Selected Financial Data
($ in thousands, except per share amounts)

	Three Months Ended September 30,
	2010	2009	$ Change	% Change

Revenue	$114,045	$97,011	$17,034	17.6%
Income from Continuing Operations	$36,309	$30,924	$5,385	17.4%
Net Income Attributable to NHP Common Stockholders	$39,854	$29,692	$10,162	34.2%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.31	$0.27	$0.04	14.8%
Diluted FFO	$74,219	$63,337	$10,882	17.2%
Adjusted Diluted FFO	$74,254	$63,005	$11,249	17.9%
Diluted FFO Per Share	$0.59	$0.56	$0.03	5.4%
Adjusted Diluted FFO Per Share	$0.59	$0.56	$0.03	5.4%
Diluted FAD	$72,987	$62,802	$10,185	16.2%
Adjusted Diluted FAD	$73,022	$62,470	$10,552	16.9%
Diluted FAD Per Share	$0.58	$0.56	$0.02	3.6%
Adjusted Diluted FAD Per Share	$0.58	$0.55	$0.03	5.5%

	Nine Months Ended September 30,
	2010	2009	$ Change	% Change

Revenue	$324,951	$289,957	$34,994	12.1%
Income from Continuing Operations	$100,048	$94,355	$5,693	6.0%
Net Income Attributable to NHP Common Stockholders	$108,453	$112,145	$(3,692)	-3.3%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.87	$1.05	$(0.18)	-17.1%
Diluted FFO	$206,482	$191,833	$14,649	7.6%
Adjusted Diluted FFO	$208,891	$186,937	$21,954	11.7%
Diluted FFO Per Share	$1.68	$1.75	$(0.07)	-4.0%
Adjusted Diluted FFO Per Share	$1.70	$1.70	$—	0.0%
Diluted FAD	$203,578	$190,770	$12,808	6.7%
Adjusted Diluted FAD	$205,987	$185,874	$20,113	10.8%
Diluted FAD Per Share	$1.65	$1.74	$(0.09)	-5.2%
Adjusted Diluted FAD Per Share	$1.67	$1.69	$(0.02)	-1.2%

NON-GAAP FINANCIAL MEASURES
Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share. We have also included adjusted diluted FFO and adjusted diluted FAD amounts which exclude acquisition costs and the recognition of a net gain on re-measurement of equity interest upon acquisition in 2010 and gains on debt extinguishments in 2010 and 2009.
THIRD QUARTER 2010 INVESTMENT ACTIVITY
Investment Activity 2010
($ in thousands)

	Q1	Q2	Q3	Q4	YTD
Investment	Total	Total	Total	To Date	Total
Assisted and Independent Living Facilities
Investment		$6,000	$46,000		$52,000
Initial Yield		8.8%	8.2%		8.3%
Skilled Nursing Facilities
Investment		$130,000	$47,000	$39,000	$216,000
Initial Yield		9.1%	9.6%	11.9%	9.7%
Medical Office Buildings
Investment	$380,000	$46,000			$426,000
Initial Yield	8.2%	9.3%			8.4%
Total
Investment	$380,000	$182,000	$93,000	$39,000	$694,000
Initial Yield	8.2%	9.1%	8.9%	11.9%	8.7%
Additionally in the third quarter of 2010, we invested approximately $5.0 million in revenue producing capital expenditures at a blended yield of 8.4% for a total of $15.0 million at a blended yield of 8.4% in the first nine months of the year. Year to date, we funded two unsecured loans totaling $5.5 million at a blended rate of 9.3%. We also entered into a joint venture with PMB to develop a medical office building in Mission Hills, CA, our first development pursuant to the Amended and Restated Pipeline Property Agreement. We funded $14.7 million in the third quarter for a project with a budget of $53.0 million.

THIRD QUARTER 2010 FINANCING TRANSACTIONS
At-The-Market Equity Offering Program 2010
(in thousands, except price per share)

	Q1	Q2	Q3	Q4	YTD
	Total	Total	Total	To Date	Total

Number of Shares	1,269	3,789	2,793	1,290	9,141
Average Price per Share	$35.58	$35.69	$37.90	$40.59	$37.04
Net Proceeds	$44,673	$133,820	$104,750	$51,820	$335,063
In the third quarter, we paid off $64.3 million of mortgage debt that matured and prepaid $12.4 million of mortgage debt. Subsequent to September 30, 2010, we paid off $70.8 million of mortgage debt that was scheduled to mature within the next 12 months.
Additionally during the third quarter, we entered into six 12-month forward-starting interest rate swap agreements for an aggregate notional amount of $250.0 million at a weighted average rate of 3.16%. We entered into these swap agreements in order to hedge the expected interest payments associated with fixed rate unsecured debt forecasted to be issued in 2011. The swap agreements each have an effective date of August 1, 2011 and a termination date of August 1, 2021. We expect to settle the swap agreements when the forecasted debt is issued. At September 30, 2010, the swap agreements had a negative fair value of $6.0 million.
2010 GUIDANCE
Guidance for Year Ended December 31, 2010

	Guidance Dates				Change from
	Initial	Q1 Results	Q2 Results	Current	Previous
Metric	Guidance	Update	Update	Update	Update
Adjusted Diluted FFO Per Share
High End	$2.09	$2.17	$2.25	$2.28	$0.03
Low End	$2.05	$2.14	$2.23	$2.27	$0.04
Adjusted Diluted FAD Per Share
High End	$2.05	$2.13	$2.19	$2.24	$0.05
Low End	$2.01	$2.10	$2.17	$2.23	$0.06
Our guidance includes shares issued through our at-the-market equity offering program, mortgage debt payoffs and closed acquisitions and dispositions through November 8, 2010; it excludes any other acquisitions, investments, impairments or capital transactions that may occur in the remainder of 2010.

CONFERENCE CALL INFORMATION
We have scheduled a conference call and webcast on Tuesday, November 9, 2010 at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss these results. The conference call is accessible by dialing (800) 259-0251 and referencing conference ID number 37726850 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is (617) 614-3671. The earnings release and any additional financial information that may be discussed on the conference call and webcast will also be available at the same location on our website. A digitized replay of the conference call will be available from 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time) that day until 11:59 p.m. Pacific Time (2:59 a.m. Eastern Time), December 9, 2010. Callers can access the replay by dialing (888) 286-8010 or (617) 801-6888 and entering conference ID number 39698484. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter ended September 30, 2010 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and is included in our Current Report on Form 8-K filed November 8, 2010 with the SEC also containing this release. Shareholders may receive, free of charge, a complete set of our audited financial statements upon request.
ABOUT NATIONWIDE HEALTH PROPERTIES, INC.
Nationwide Health Properties, Inc. is a real estate investment trust (REIT) that invests primarily in healthcare real estate in the United States. As of September 30, 2010, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 637 properties among the following segments: 287 senior housing facilities, 211 skilled nursing facilities, 120 medical office buildings, 11 continuing care retirement communities, 7 specialty hospitals and 1 asset in development. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.
FORWARD LOOKING STATEMENTS
Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent, interest or loan principal amounts by our tenants; our reliance on one tenant for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; maintaining compliance with our debt covenants; access to the capital markets and the cost and availability of capital;

the effect of healthcare reform legislation or government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; risks associated with development, including our ability to obtain financing, delays or failures in obtaining necessary permits and authorizations, the failure to achieve original project estimates and our limited history in conducting ground-up development projects; the ability of our tenants to pay contractual rent and/or interest escalations in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; changes in or inadvertent violations of tax laws and regulations and other factors that can affect our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.
Contact:
Abdo H. Khoury
Chief Financial and Portfolio Officer
Nationwide Health Properties, Inc.
(949) 718-4400
***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Triple-net lease rent	$80,123	$72,675	$229,369	$218,105
Medical office building operating rent	26,868	17,588	75,677	52,111

	106,991	90,263	305,046	270,216
Interest and other income	7,054	6,748	19,905	19,741

	114,045	97,011	324,951	289,957

Expenses:
Interest expense	23,782	23,221	71,824	70,540
Depreciation and amortization	36,204	30,625	101,734	91,721
General and administrative	7,902	6,514	22,262	20,404
Acquisition costs	35	—	3,104	—
Medical office building operating expenses	11,192	7,240	30,109	21,201

	79,115	67,600	229,033	203,866

Operating income	34,930	29,411	95,918	86,091
Income from unconsolidated joint ventures	1,379	1,513	4,055	3,700
Gain on debt extinguishment	—	—	75	4,564

Income from continuing operations	36,309	30,924	100,048	94,355
Discontinued operations:
Gains on sale of facilities, net	2,686	—	6,487	21,152
Income from discontinued operations	301	301	1,023	1,177

	2,987	301	7,510	22,329

Net income	39,296	31,225	107,558	116,684
Net loss (income) attributable to noncontrolling interests	558	(82)	895	(184)

Net income attributable to NHP	39,854	31,143	108,453	116,500
Preferred stock dividends	—	(1,451)	—	(4,355)

Income available to NHP common stockholders	$39,854	$29,692	$108,453	$112,145

Basic earnings per share (EPS):
Income from continuing operations attributable to NHP common stockholders	$0.30	$0.27	$0.83	$0.86
Discontinued operations attributable to NHP common stockholders	0.02	0.01	0.06	0.21

Net income attributable to NHP common stockholders	$0.32	$0.28	$0.89	$1.07

Diluted EPS:
Income from continuing operations attributable to NHP common stockholders	$0.29	$0.27	$0.81	$0.84
Discontinued operations attributable to NHP common stockholders	0.02	—	0.06	0.21

Net income attributable to NHP common stockholders	$0.31	$0.27	$0.87	$1.05

Weighted average shares outstanding for EPS:
Basic	123,721	107,175	120,242	104,224

Diluted	126,497	109,477	122,878	106,389

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income	$39,296	$31,225	$107,558	$116,684
Preferred stock dividends	—	(1,451)	—	(4,355)
Net loss (income) attributable to noncontrolling interests	558	(82)	895	(184)
Real estate related depreciation and amortization	35,863	30,875	100,908	92,548
Depreciation in income from unconsolidated joint ventures	1,188	1,319	3,608	3,937
Gains on sale of facilities, net	(2,686)	—	(6,487)	(21,152)

FFO available to NHP common stockholders	74,219	61,886	206,482	187,478
Series B preferred dividend add-back	—	1,451	—	4,355

Diluted FFO	74,219	63,337	206,482	191,833
Acquisition costs	35	—	3,104	—
Gain on extinguishment of debt	—	(332)	(75)	(4,896)
Gain on re-measurement of equity interest upon acquisition, net	—	—	(620)	—

Adjusted diluted FFO	$74,254	$63,005	$208,891	$186,937

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding (1)	126,586	109,568	122,980	106,433
Series B preferred stock conversion add-back if not already converted	—	3,375	102	3,367

Fully diluted weighted average shares outstanding	126,586	112,943	123,082	109,800

Diluted FFO per share	$0.59	$0.56	$1.68	$1.75

Adjusted diluted FFO per share	$0.59	$0.56	$1.70	$1.70

Dividends declared per common share	$0.46	$0.44	$1.35	$1.32

Adjusted diluted FFO payout ratio	78%	79%	79%	78%

Adjusted diluted FFO coverage	1.28	1.27	1.26	1.29

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FAD

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income	$39,296	$31,225	$107,558	$116,684
Preferred stock dividends	—	(1,451)	—	(4,355)
Net loss (income) attributable to noncontrolling interests	558	(82)	895	(184)
Real estate related depreciation and amortization	35,863	30,875	100,908	92,548
Gains on sale of facilities, net	(2,686)	—	(6,487)	(21,152)
Straight-lined rent	(2,867)	(1,578)	(8,066)	(4,766)
Amortization of intangible assets and liabilities	116	(139)	207	(408)
Non-cash stock-based compensation expense	1,749	1,816	5,174	5,226
Deferred financing cost amortization	1,090	766	2,764	2,336
Lease commissions and tenant and capital improvements	(1,354)	(1,407)	(3,057)	(3,476)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,188	1,319	3,608	3,937
Straight-lined rent	9	(19)	6	(43)
Amortization of intangible assets and liabilities	—	5	—	5
Deferred finance cost amortization	25	21	68	63

FAD available to NHP common stockholders	72,987	61,351	203,578	186,415
Series B preferred dividends	—	1,451	—	4,355

Diluted FAD	72,987	62,802	203,578	190,770
Acquisition costs	35	—	3,104	—
Gain on extinguishment of debt	—	(332)	(75)	(4,896)
Gain on re-measurement of equity interest upon acquisition, net	—	—	(620)	—

Adjusted diluted FAD	$73,022	$62,470	$205,987	$185,874

Weighted average shares outstanding for diluted FAD:
Diluted weighted average shares outstanding (1)	126,586	109,568	122,980	106,433
Series B preferred stock add-back if not already converted	—	3,375	102	3,367

Fully diluted weighted average shares outstanding	126,586	112,943	123,082	109,800

Diluted FAD per share	$0.58	$0.56	$1.65	$1.74

Adjusted diluted FAD per share	$0.58	$0.55	$1.67	$1.69

Dividends declared per common share	$0.46	$0.44	$1.35	$1.32

Adjusted diluted FAD payout ratio	79%	80%	81%	78%

Adjusted diluted FAD coverage	1.26	1.25	1.24	1.28

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
2010 Guidance Reconciliation of Net Income to Adjusted Diluted FFO and FAD Per Share

	Year Ended December 31, 2010
	Guidance
	Low	High

Net income	$150,271	$151,521
Preferred stock dividends	—	—
Real estate related depreciation and amortization	132,194	132,194
Depreciation in income from unconsolidated joint ventures	4,781	4,781
Net loss attributable to noncontrolling interests	1,047	1,047
Gains on sales of facilities, net	(7,999)	(7,999)

FFO available to common stockholders	280,294	281,544
Series B preferred dividends	—	—

Diluted FFO	280,294	281,544
Acquisition costs	3,105	3,105
Gain on extinguishment of debt	(75)	(75)
Gain on re-measurement of equity interest upon acquisition, net	(620)	(620)

Adjusted Diluted FFO	282,704	283,954
Straight-lined rent	(10,784)	(10,784)
Amortization of intangible assets and liabilities	131	131
Non-cash stock-based compensation expense	6,888	6,888
Deferred financing cost amortization	3,532	3,532
Lease commissions and tenant and capital improvements	(4,968)	(4,968)
Unconsolidated Joint Ventures:
Straight-lined rent	8	8
Deferred financing cost amortization	89	89

Adjusted Diluted FAD	$277,600	$278,850

Diluted FFO per share	$2.25	$2.26

Adjusted Diluted FFO per share	$2.27	$2.28

Adjusted Diluted FAD per share	$2.23	$2.24

Weighted average shares outstanding:
Diluted weighted average shares outstanding	122,268	122,268
NHP/PMB OP units	2,134	2,134

Total	124,402	124,402

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Investments in real estate:
Land	$332,379	$318,457
Buildings and improvements	3,553,712	3,088,183
Development in progress	16,195	—

	3,902,286	3,406,640
Less accumulated depreciation	(655,619)	(585,294)

	3,246,667	2,821,346
Mortgage loans receivable, net	238,926	110,613
Mortgage loan receivable from related party	—	47,500
Investments in unconsolidated joint ventures	42,824	51,924

Net real estate related investments	3,528,417	3,031,383
Cash and cash equivalents	116,173	382,278
Receivables, net	6,497	6,605
Intangible assets	146,572	93,657
Other assets	149,034	133,152

Total assets	$3,946,693	$3,647,075

Liabilities and Equity
Unsecured senior credit facility	$—	$—
Senior notes	991,633	991,633
Notes and bonds payable	454,779	431,456
Accounts payable and accrued liabilities	140,314	132,915

Total liabilities	1,586,726	1,556,004

Redeemable OP unitholder interests	84,688	57,335

Equity:
NHP stockholders’ equity:
Series B convertible preferred stock	—	51,364
Common stock	12,495	11,432
Capital in excess of par value	2,458,235	2,128,843
Cumulative net income	1,813,732	1,705,279
Accumulated other comprehensive loss	(9,211)	(823)
Cumulative dividends	(2,027,078)	(1,862,996)

Total NHP stockholders’ equity	2,248,173	2,033,099
Noncontrolling interests	27,106	637

Total equity	2,275,279	2,033,736

Total liabilities and equity	$3,946,693	$3,647,075